UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01.  Regulation FD Disclosure.

Accuride Corporation (the “Company”) does not as a matter of course make public forecasts or projections as to its future financial performance.  However, in connection with the negotiation of the Company’s pre-negotiated restructuring plan announced October 8, 2009, representatives of certain holders of its 8.5% senior subordinated notes conducted a due diligence review of the Company and, as part of this due diligence review, received certain financial projections for the Company.  Pursuant to confidentiality agreements entered into with these noteholders, the Company agreed to disclose a summary of any material non-public information previously disclosed to the noteholders, and the Company is furnishing this summary of the projections that the Company provided to the noteholders solely to comply with the Company’s obligations to these noteholders under the confidentiality agreements.

The projections that the Company provided to the noteholders as part of their due diligence review were provided solely in connection with such due diligence review and not expressly for inclusion in this Form 8-K or any other public document.  The projections are subject to numerous assumptions, risks and limitations, as described below, and there is no guarantee that the projections will be realized, or that the assumptions on which they are based will prove to be correct.

Below is a summary of the projections provided by the Company to the noteholders (in millions).

	2009	2010	2011	2012	2013
Revenue	$575.8	$768.8	$1,022.7	$1,246.9	$1,456.1
Operating Profit	$(52.0)	$28.2	$99.4	$145.2	$181.0
Adjusted EBITDA	$21.5	$79.6	$152.3	$200.9	$239.8
Capital Expenditures	$19.8	$17.0	$30.6	$36.0	$36.0

The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Furthermore, the projections do not purport to present operations in accordance with U.S. generally accepted accounting principles (“GAAP”) and the Company’s independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the projections and accordingly assume no responsibility for them.  The Company’s internal financial forecasts (upon which the projections were based in part) are, in general, prepared solely for internal use, including for budgeting and other management decisions, and are susceptible to interpretations and periodic revisions based on actual experience and business developments.

The projections were prepared as of July 2009, and updated with respect to 2009 in August 2009.  The projections reflect numerous assumptions made by the Company’s management, including assumptions with respect to business, economic, market and financial conditions generally, and in the commercial vehicle market specifically, the Company’s ability to realize margin enhancements due to cost saving and restructuring initiatives and operating efficiencies, normalization of working capital, capital expenditures, advisory and other fees anticipated in connection with the bankruptcy proceeding and proposed restructuring, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control.  The projections do not give effect to the proposed restructuring plan, or any alterations to the Company’s operations or strategy to occur upon the completion of the bankruptcy and the implementation of the proposed restructuring plan.  Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate or that the projections will be realized, and it is expected that there will be differences between actual and projected results and that actual results may be materially greater or less than those contained in the projections.

All projections are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are expressly qualified in their entirety by the risks and uncertainties described in this Form 8-K and as otherwise detailed from time to time in the Company’s Securities and Exchange Commission filings, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Company makes no representation regarding the Company’s ultimate performance compared to the information contained in the projections and the projections should not be relied upon as indicative of such.  The Company does not undertake any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Adjusted EBITDA is not intended to represent cash flow as defined by GAAP and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus certain other items as defined under our credit agreement.  However, other companies may calculate adjusted EBITDA differently.  Adjusted EBITDA was included in the projections and was a key metric used by the Company and the noteholders in their negotiations related to the proposed restructuring plan because it excludes the effects of certain items of the Company’s capital structure, which are contemplated to change upon implementation of the restructuring plan.  Additionally, investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group and the Company has historically provided the measure in previous announcements.

Projections of net income are not disclosed because the calculation of net income includes certain components of the Company’s existing capital structure, which is contemplated to change upon the implementation of the restructuring plan.  Projections of operating profit are instead disclosed below, which is the most directly comparable GAAP measure to Adjusted EBITDA that is relevant in this context.

Adjusted EBITDA Reconciliation:

	2009	2010	2011	2012	2013
Operating Profit	$(52.0)	$28.2	$99.4	$145.2	$181.0
Equity Earnings	$0.3	$0.0	$0.0	$0.0	$0.0
Depreciation and Amortization	$50.0	$50.9	$52.5	$55.3	$58.4
Unusual items*	$23.1	$0.4	$0.4	$0.4	$0.4
Adjusted EBITDA	$21.5	$79.6	$152.3	$200.9	$239.8

* Unusual items. (1) In 2009: $10.0 million in costs associated with restructuring initiatives, $12.7 million in professional fees (including waiver and refinancing fees associated with the Company’s senior credit agreement) and $.4 million in share based compensation expenses under FAS 123R. (2) In 2010-2013: $.4 million in share based compensation expenses under FAS 123R.

This information in this Form 8-K is being “furnished” and will not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference. The furnishing of the information in Item 7.01 of this Current Report on Form 8-K will not be deemed an admission (i) as to the materiality or completeness of any information in this Current Report that is required to be disclosed solely by Regulation FD, or (ii) that investors should consider this information before making an investment decision with respect to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	October 15, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel